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                                                                   EXHIBIT 10.38

                       INDEPENDENT CONTRACTOR AGREEMENT

         This Agreement has been entered into this 12th day of February, 1999, by and between FirstMerit Corporation ("FirstMerit") and Gary Clark ("Contractor").

                                 WITNESSETH:

         WHEREAS, FirstMerit seeks to engage Contractor to provide services as necessary as an Independent Contractor. Contractor agrees to provide services as necessary for FirstMerit as an Independent Contractor; and,

         WHEREAS, the purpose of this Agreement is to establish the terms and conditions under which Contractor will provide the above services for FirstMerit.

         NOW THEREFORE, in consideration of the premises and promises contained in this Agreement and intending to be legally bound, the parties agree as follows:

         SECTION 1. TERM OF THIS AGREEMENT. This Agreement's Term shall begin on February 13, 1999, and shall remain in full force until August 13, 1999, unless terminated earlier by FirstMerit as a result of Contractor's death, Contractor's incapacitation, Contractor's failure to perform services satisfactorily, or by Contractor upon 30 day written notice. Written notice of termination must be hand delivered to the other party.

         SECTION 2. INDEPENDENT CONTRACTOR. Contractor expressly acknowledges that he is acting as an independent contractor and not as an employee of FirstMerit for all purposes, including Social Security, withholding and other taxes provided for under the Internal Revenue Code. Further, Contractor is not authorized to bind FirstMerit or make any representations on FirstMerit's behalf, except such representations concerning the below-described consulting services and as may be expressly authorized from time to time by FirstMerit in writing. Contractor shall not obligate FirstMerit in any manner to a third party or entity and shall hold FirstMerit completely harmless from damages and liabilities arising out of any conduct and communication of this paragraph or any misrepresentation of her services made to said third party.

         SECTION 3. SERVICES. Contractor agrees to provide the following services:

         Contractor will help oversee the transition from Signal Corporation to FirstMerit and such other tasks as FirstMerit shall assign him from time to time.

         From time to time, if and when requested to do so by FirstMerit, Contractor shall provide FirstMerit with whatever written documentation it requires and be available to representatives of FirstMerit for consultation with respect to the services which Contractor provides.

         Contractor's services shall be performed at times and places as shall be mutually convenient for FirstMerit and Contractor.



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         SECTION 4. COMPENSATION. Contractor shall be compensated for his consulting services at a rate of Nine Thousand Three Hundred Seventy-five Dollars ($9,375) semi-monthly. Scheduling of services will be determined by the mutual agreement of FirstMerit and Contractor. Contractor will be reimbursed for travel expenses in accordance with FirstMerit's policy.

         Contractor agrees that the above-referenced sum constitutes a total compensation for which he is entitled from FirstMerit. Contractor further agrees that he will not be entitled to any other compensation or participation in any other benefit or welfare plan sponsored by FirstMerit of whatever type or description.

         SECTION 5. CONFIDENTIALITY. Contractor shall not, during the Term of this Agreement or anytime thereafter, disclose any administrative or financial records or other confidential, proprietary information. Contractor agrees that all records, whether administrative or financial, are and shall remain the exclusive property of FirstMerit. At the end of the Term of this Agreement, Contractor shall return to FirstMerit, without making any copies, all such written confidential information. Contractor agrees that this provision survives the Term of this Agreement.

         SECTION 6. ASSIGNMENT. This is a contract for personal services by Contractor and may not be assigned without FirstMerit's prior written consent.

         SECTION 7. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement among the parties relating to this engagement and supersedes all prior agreements or understandings between Contractor and FirstMerit. No promises or oral or written statements upon which Contractor has been told to rely have been made to him other than those specifically set forth in this Independent Contractor Agreement.

         SECTION 8. SEPARABILITY. If any provision, paragraph or subparagraph of this Agreement is adjudicated by any court of law to be void or unenforceable, in whole or in part, the adjudication shall not be deemed to affect the validity of the remainder of the Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph, or subparagraph of this Agreement is declared to be separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

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         SECTION 9. GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the laws of the state of Ohio.

                                          FIRSTMERIT CORPORATION

Date:2/12/99                              By: /s/ Christopher J. Maurer
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                                          Its: Senior Vice President
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Date:2/12/99                              /s/ Gary G. Clark
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                                          Gary G. Clark

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